Exhibit 10.19

LAKEPOINT BUSINESS PARK

STANDARD LEASE

BASIC LEASE INFORMATION

1.) Date: 7/5/11

2.) Landlord: CONDIOTTI ENTERPRISES, INC.

3.) Tenant: Ultragenyx Pharmaceutical, Inc., a Delaware corporation

Address for Tenant Notices: 60 Leveroni Court, Suite 200, Novato, Ca. 94949

Phone:                                                                                                   FAX:

4.) Tenant Contact Party: Dr. Emil Kakkis, President and Chief Executive Officer

5.) Premises: Entire second floor of 60 Leveroni Court, Novato, Ca. 94949

Office: 19,916sf*	Warehouse: -0-	Other: -0-	Total: 19,916sf

*Inclusive of 10% load factor

6.) Term: Five years.

7.) Estimated Commencement Date: 8/01/2011	8.) Base Term Expiration Date: 7/31/2016

9.) Initial Base Monthly Rent: $23,106.00	10.) Security Deposit: Letter of Credit as detailed in Addendum 1, Section 45.

11.) Use: General office use.

12.) Exhibits:		13.) Addenda:
“A”	The Building	Addendum 1, Sections 44 through 52.
“B”	The Premises
“C”	Declaration of Covenants and Protective Standards
“D”	Insurance Endorsement Format
“E”	Estoppel Format
“F”	SNDA
“G”	Space Plans

In the event of conflict between any Basic Lease Information and the Lease, the former shall control.

(JW)	(EK)
Lessor	Lessee

LAKEPOINT BUSINESS PARK

STANDARD LEASE

For and in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained, by Lessee, to be paid, kept, observed and performed, Condiotti Enterprises, Inc. (“Lessor”) leases unto Ultragenyx Pharmaceutical, Inc., a Delaware corporation (“Lessee”) and Lessee hires from Lessor the premises described in the Basic Lease Information (the Premises) together with appurtenances, situated in Building “L” at 60 Leveroni Court, located in Lakepoint Business Park (the Project), in the city of Novato, county of Marin, state of California.

Said hiring and letting is upon each and every of the following terms and conditions:

1.	BACKGROUND:

The Lessor holds a fee simple interest in the Project and represents and warrants that Lessor has right, title and authority to enter into this agreement.

2.	LESSEE AUTHORITY:

If Lessee is a corporation, trust or general or limited partnership, or sole proprietor, each individual executing this Lease on behalf of such entity represents and warrants that he and/or she is duly authorized to execute and deliver this Lease on behalf of said entity. Lessee shall, prior to the execution of this Lease, deliver satisfactory evidence to Lessor of such authority. Failure to comply with this requirement within the time stated shall constitute a breach of the Lease.

3.	TERM:

The term of this Lease shall be for a period of 5 (five) years, beginning upon the earlier of (a) one hundred and twenty days after full Lease execution , or (b) receipt of a Certificate of Occupancy from the City of Novato.

Lessor shall keep Lessee informed of any changes in the Commencement Date.

If Lessor shall not have tendered possession of the Premises to Lessee such that the occupancy date thereof would be more than one hundred, eighty (180) days after the commencement date set forth in paragraph “a” above, Lessee may at Lessee’s option by notice in writing to Lessor, cancel this Lease, in which event Lessor and Lessee shall be discharged from all obligations hereunder. In the event this Lease is cancelled by Lessee due to Lessor’s failure to diligently pursue work on the Premises to be performed by it, Lessor shall be discharged from all obligations under this Lease and shall not be liable for any other costs or damages which Lessee may suffer, except for return of advance rent payments and security deposits made by Lessee.

4.	SECURITY DEPOSIT:

Lessee shall deposit with Lessor upon execution hereof the sum indicated on the Basic Lease Information and as further detailed in Addendum 1, Section 45 as security for Lessee’s full and faithful performance of Lessee’s obligations hereunder. Such deposit does not constitute an advance payment of last months’ rent. If Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of such deposit for payment of any rent or other charge in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. Should Lessor so use, apply or retain all or any portion of such deposit, Lessee shall, within five (5) days after written demand therefore, deposit certified funds with Lessor in an amount sufficient to restore such deposit to the full amount herein stated, and Lessee’s failure to do so shall be a material breach of this Lease.

Lessor shall not be required or in any way obligated to keep such deposit separate from its general accounts. No trust relationship is created herein between Lessor and Lessee with respect to such deposit. If Lessee performs all of Lessee’s obligations hereunder, such deposit, or so much thereof as has not therefore been used, applied or retained by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee within twenty-one (21) days of the later of Lease expiration or Lessee’s vacating the Premises and return of keys to Lessor.

5.	USE:

The Premises are hereby leased to Lessee upon the express condition that Lessee shall use said Premises ONLY for the use indicated in the Basic Lease Information.

Lessee agrees that utility and/or fire sprinkler riser closets are considered “Common Area” and are not for use by Lessee as storage, or for any other use (except as may be appropriate for telecommunications equipment, when approved in advance in writing by Lessor). Lessee shall at all times maintain clear access to the utility and/or fire sprinkler riser closets.

Lessee agrees that Lessee’s business shall be established and conducted through the term hereof in a first class manner, which shall include acquisition and maintenance of any and all licenses, permits, etc. which are required by any governmental agency having jurisdiction over Lessee and/or Lessee’s business. Lessee will not use the demised Premises for, or carry on or permit upon said Premises any offensive, noisy, dangerous or unlawful trade, business, manufacture or occupation or any nuisance or violation of public policy, nor permit any auction sale to be held or conducted on or about said Premises. Lessee shall not commit, or suffer to be committed, any waste upon the Premises. Lessee shall not do or suffer anything to be done upon said Premises which will cause structural injury to said Premises or the Building of which same form a part; that said Premises will not be overloaded and that no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake said Premises or the Building of which it is a part. No use will be made of the Premises which will in any way impair the efficient operation of the sprinkler system within the Building containing the Premises. Lessee will not vacate or abandon said Premises during the term hereof unless pursuant to an assignment of this Lease or subletting of the Premises approved by Lessor in the manner described elsewhere in this Lease; and that without the advance written permission of Lessor no musical instrument of any sort, or any noise-making device will be operated or allowed upon said Premises for the purpose of attracting trade or otherwise.

Lessee further agrees not to use or permit the use of the Premises or any part thereof for any purpose prohibited by law or which will increase the existing rate of insurance upon the Building in which the Premises may be located, or cause a cancellation of any insurance policy covering said Building or any part thereof. If any act or use of Premises on the part of Lessee shall cause, directly or indirectly, any increase of Lessor’s insurance premiums said additional premiums shall be paid by Lessee to Lessor upon demand. No such payment by Lessee shall limit Lessor in the exercise of any other rights or remedies, or constitute a waiver of Lessor’s right to require Lessee to discontinue such act or use.

No use shall be made or permitted to be made of the Premises or any part thereof, and no act done therein, which may unreasonably disturb the quiet enjoyment of any other tenant in the Project or the Building of which the Premises are a part.

Lessee, at Lessee’s sole cost and expense, agrees to do all things necessary to:

1.	maintain the Premises in a clean, neat, sanitary and safe manner;

2.	to repair and maintain the interior of the Premises forming all or part of the Building in compliance and conformity with all municipal, state, federal laws and ordinances, and with the requirements of any other governmental board or authority, present or future, in any way relating to the condition, use or occupancy of the Premises throughout the entire term of this Lease and to the perfect exoneration from liability of Lessor,

3.	or if due to Lessee’s specific use of the Premises any governmental authority requires alterations, Lessee shall make such alterations at its sole cost and expense.

The judgment of any court or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such law, ordinance, requirement or order in the use of the Premises, shall be conclusive of that fact between Lessor and Lessee.

Lessee shall keep at the Premises, and maintain in good working condition, a sufficient number of fire extinguishers as determined by the Novato Fire Department or other agency of authority in this regard.

Lessee shall not, without prior written consent from Lessor, use any common area of the Project or Building(s) for any purpose not specifically granted in this Lease and Attachments (if any).

6.	ACCEPTANCE OF PREMISES BY LESSEE:

Lessee has examined the Premises as of the date of this Lease and acknowledges and covenants to Lessor that the same is in the condition represented by Lessor and fit and suitable for the use and purpose demised. Lessee hereby accepts the Premises “AS IS”, subject to the provisions of Addendum 1, Section 48, and shall indemnify and defend Lessor from and against any claim or action that may arise from any defective or allegedly defective condition existing in or with respect to the Premises.

7.	RENT:

a.

Starting with the commencement date of this Lease, Lessee shall pay to Lessor the Base Monthly Rent as indicated in the Basic Lease Information. The Base Monthly Rent shall be paid on the first (1st) day of each month during the term thereof without notice, demand or any offset, and shall be paid in lawful money of the

United States. Lessee shall pay to Lessor one month’s Base Monthly Rent upon execution of this Lease, which shall be applied to the first (1st) month rent due hereunder.

b.	If the commencement date does not fall on the first (1st) of the month, or if Lessee with Lessor’s consent occupies the Premises prior to the commencement date, Lessee shall pay to Lessor rent for the first month of the term, prorated at 1/30th of the Basic Monthly Rent thereof per day. In this case, Lessee’s anniversary date shall be considered to be the first (1st) day of the month immediately following occupancy.

c.	The Basic Monthly Rent hereunder shall be increased during the term of the Lease as hereinafter provided, but in no event shall any adjustment to rent result in a reduction below the initial Basic Monthly Rent or any subsequently determined rent, whichever is higher.

d.	Rent shall be payable to Lessor at the address listed on the Basic Lease Information or to such other person(s) or at such other place(s) as Lessor may designate in writing.

8.	COST OF LIVING ADJUSTMENT:

On each and every anniversary following the commencement of this Lease, the Basic Monthly Rent shall be adjusted for the ensuing twelve (12) months by the proportion that the Consumer Price Index All Items, All Urban Consumers in the San Francisco Bay Area, of the U.S. Department of Labor, Bureau of Labor Statistics, then most recently published, bears to the Consumer Price Index All Items, All Urban Consumers in the San Francisco Bay Area most recently published prior to the previous anniversary. Should the U.S. Department of Labor discontinue its computation and publication of said Consumer Price Index or the publication thereof should be delayed so as to prevent its use hereunder at the times required, there shall be substituted therefore by Lessor such other index or method of ascertaining changes in the price levels as, in the opinion of the Lessor, most closely resembles the Consumer Price Index and method of arriving at the index figure by said Bureau. The annual increase shall not be less than three percent (3%) nor more than six percent (6%).

9.	OPERATING EXPENSES:

Lessee shall pay to Lessor in addition to the Basic Monthly Rent during the term hereof, Lessee’s share of all Operating Expenses, as hereinafter defined, during each month of the term of this Lease. “Lessee’s share” is defined, for the purposes of this Lease, as the percentage determined by division of Lessee’s Premises square footage divided by the rentable square footage of the Project. As improvements, additions and deletions may affect the Project square footage, and/or Lessee may add space, this percentage may change from time to time. “Operating Expenses” is defined, for the purposes of this Lease, as all costs incurred by Lessor, including, but not limited to:

a.	the operation, repair and maintenance in neat, clean, good order and condition, of the common areas, including, but not limited to parking areas, loading and unloading areas, trash enclosures, roadways, sidewalks, parkways, driveways, landscaped areas, striping, irrigation systems, common area lighting, fences and gates;

b.	Fire detection systems, including sprinkler maintenance, monitoring and repair;

c.	Project management fees;

d.	The cost of premiums for liability, property and business income insurance policies elsewhere described in this Lease to be responsibility of Lessor and any deductible portion of an insured loss covered by said policies;

e.	Utility services to the Common Areas;

f.	Capital expenditures such as roofing, HVAC replacement, and parking lot resurfacing, etc. pro-rated over their useful life as reasonably determined by Lessor;

g.	The pro-rata portion of a maintenance contract for the HVAC,

h.	All costs relating to Lessor’s employees for the Project;

i.	Other costs connected with the operation and maintenance of the Project.

The inclusion of the improvements, facilities and services set forth above shall not be deemed to impose an obligation upon Lessor to either have or provide said improvements, facilities or services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

Lessee’s share of Operating Expenses shall be payable by Lessee within five (5) days after a statement of expenses is presented to Lessee by Lessor, which shall include copies of billing documents applicable to Operating Expenses except when such expenses have been amortized over more than one month and copies have been previously provided. At Lessor’s option, however, an amount may be estimated by Lessor from time to time of Lessee’s share of Operating Expenses, which estimate shall be due within five (5) days after such estimate is presented to Lessee by Lessor. Lessor shall prepare and present to Lessee an actual statement of expenses as soon as is practical after such estimate has been presented, and shall credit Lessee any over-charge or bill any short-charge as may be actually due.

10.	UTILITIES:

Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises. Lessor’s reasonable determination thereof, in good faith, shall be conclusive. Lessor shall have exclusive right of selection of power provider.

11.	INSURANCE:

a.) Liability Insurance: Lessee shall, at Lessee’s expense, obtain and keep in force throughout the term of this Lease, beginning upon Lessee taking possession of the Premises or the Commencement Date, whichever occurs first, and for a period of not less than two years following the expiration of this Lease, a policy or policies of General Liability Insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide bodily injury, property damage, personal injury, advertising injury, contractual liability and products-completed operations coverage and shall have combined single limits in an amount not less than $2,000,000 per occurrence or offense. The policy or policies shall provide fire legal liability coverage with limits of at least $1,000,000.00. The policy or policies shall also insure the risks assumed by Lessee of the indemnity provisions of Section 15 of this Lease. The limits of said insurance shall not, however, limit or decrease the liability of Lessee hereunder.

b.) Additional Insured/Primary Insurance: Lessee will insure that the policy or policies required by subparagraph 11a name Lessor as an additional insured and further provide that such insurance shall be primary to, and non-contributory with, any and all insurance maintained by Lessor. Lessee shall provide Lessor with an endorsement to the policy or policies required by subparagraph 11a, substantially identical to Exhibit “D” to this Lease.

c.) Property Insurance: Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to its fixtures, equipment, tenant improvements, inventory and other contents stored in the Premises, whether the property of Lessee or anyone else, in the amount of the full replacement value thereof, as the same may exist from time to time. Such policy or policies shall contain a waiver of subrogation provision specifying that the insurer(s) waives any right of recovery against Lessor to recover any payments made under the policy or policies.

d.) Insurance Policies: Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at least “A”, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide”. The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this Paragraph. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. If Lessee is the insuring party, Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or binders thereof, or Lessor may, at Lessor’s sole option and discretion, order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee immediately upon demand.

e.) Waiver of Claims and Right of Subrogation: Lessor shall not be liable to Lessee, nor shall Lessor be liable to any person claiming under Lessee by lease, license, assignment or subrogation by operation of law or contract, or upon the Premises with the express, implied or constructive consent of Lessee, or for any loss of, or damage to or the destruction of the Premises, or some part or parts thereof, or any goods, furniture, fixtures or equipment thereon, for the interruption of any business, or for any injury to the person (including wrongful death) or property of the Lessee or to any such persons claiming under Lessee, resulting from any cause whatsoever, including without limitation the sole negligence of Lessor, any broken pipe, water seepage, blocked drain, defective wiring, interruption in power, malfunction of any air conditioning, plumbing system, sewer, storm drain or the like.

f.) Fire and Extended Coverage Insurance: At all times from and after the date of commencement of this Lease, Lessor shall keep the Building of which the Premises are a part, but not the contents of the Premises or any property of Lessee or others, insured for the mutual benefit of Lessor and Lessee against (i) loss or damage by fire and such other risks as may be included in a standard form of Extended Coverage Insurance from time to time available, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies and, in any event, in an amount not less than one hundred percent (I00%) of the then full replacement value of the Building, together with an addendum thereto providing for six (6) months rental income coverage payable to Lessor, (ii) loss or damage from leakage of sprinkler systems now or hereafter installed in the Building by Lessor in such amount as Lessor shall reasonably establish, and (iii) loss or damage resulting from explosion of steam boiler, air conditioning equipment, pressure vessels or similar apparatus, now or hereinafter installed in or on the Building by Lessor, in such amount as Lessor shall reasonably establish.

g.) Notice by Lessee: Lessee agrees to give prompt written notice to Lessor with respect to all events occurring upon the Premises which may be the subject of claims on insurance policies, whether policies are being maintained by Lessor or Lessee.

12.	TAXES:

a.)	Definition of “Real Property Tax”: As used herein the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax including any city, state or federal government or any school, agricultural, sanitary, fire, street, drainage, lighting or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Premises. The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax”, or (ii) the nature of which was hereinabove included within the definition of “real property tax”, or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of transfer, either partial or total, of Lessor’s interest in the Premises or which is added to a tax or charge hereinabove included within the definition of “real property tax” by reason of such transfer, or (v) which is imposed by reason of this transaction, any modification or changes hereto, or any transfers thereof.

There shall be excluded from real property taxes all income taxes, environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials (as defined in Section 39 below) from the Project or any portion thereof, the causation of which arose prior to the delivery of the Premises to Lessee, or to the extent caused by Lessor; costs or fees (other than real property taxes) attributable to Lessor’s transfer of ownership of the Project or any interest of Lessor therein, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Lessor’s gross income or profits unless the same is specifically included within the definition of real property taxes above or otherwise shall be imposed in lieu of real estate taxes or other ad valorem taxes. For example, assessment district fees would be included in real property taxes.

b.)	Joint Assessment: If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed plus any property taxes assessed as a result of tenant improvements, such proportion to be determined by Lessor from such information as may be reasonably available. Lessor’s determination thereof, in good faith, shall be conclusive. Lessor is not obligated to pro-rate the recovery of such taxes. Lessee shall pay such proportion to Lessor within five (5) days of receipt of Lessor’s written notice thereof.

c.)	Personal Property Taxes: Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere as it may affect the Project. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Lessor. If any of Lessee’s personal property shall be assessed with Lessor’s real property, Lessee shall pay the taxes attributable to Lessee within five (5) days of receipt of written notice thereof from Lessor or taxing entity.

13.	REPAIRS:

a.)

Repairs by Lessee: Lessee agrees at its sole cost and expense to maintain, repair and keep the interior of the Premises and all building systems within and serving the Premises though not necessarily located within the Premises forming a part of the Building, and all appurtenances (including without limitation wiring, plumbing, sewage system, heating and air cooling installation, all glazing and doors in or bordering the Premises and any store front) in good condition and repair during the term of this Lease, excepting only the foundations and structural portions of the Premises, damage thereto by fire, earthquake, civil insurrection and act of God or the elements. Upon request from Lessor, Lessee shall provide Lessor with evidence satisfactory to Lessor of Lessee’s maintenance contracts and invoices of repair. In the event Lessee fails to make the repairs required of Lessee within thirty (30) days from delivery of Lessor’s notice to Lessee to make such repairs, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any said alternative remedies, may make same and

Lessee agrees to repay Lessor the cost thereof, plus ten percent (10%) of costs for Lessor’s administration expenses, within five (5) days of delivery of Lessor’s demand thereof. Failure by Lessee to pay same shall carry with it the same consequences as failure to pay any installment of rent. To the extent Lessee is responsible for such maintenance, repair and replacement, Lessee agrees during the full term of this Lease, at its sole cost and expense, to make all repairs and replacements of whatever kind or nature, to either the interior or exterior of the Premises, rendered necessary by reason of any act or omission of Lessee or its agents, servants or employees. Lessee waives all rights to make repairs at the expense of Lessor as provided for in any statute or law in effect at the time of the execution of this Lease or any amendment thereof or any other statute or law which may be hereafter enacted during the term of this Lease, or sooner termination hereof, and to surrender unto Lessor the Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, civil insurrection, act of God or the elements alone excepted.

b.)	Repairs by Lessor: Lessor agrees, after receipt of written notice of the necessity therefore, and should same not be caused by Lessee or by reason of Lessee’s occupancy, or its misuse, negligence, or alterations to the Premises to initiate necessary repairs to the fire sprinkler system, foundations and other structural portions of the Premises which could be a part of the Building, the common areas, the roof, exterior walls, parking areas, landscaping, wiring to the Building, plumbing and sewage system exterior to the Premises, within thirty (30) days or as soon as is reasonably practical.

14.	ALTERATIONS; LIENS; PERMITS:

Lessee agrees not to make any structural alterations of, changes in or additions to the Premises. Lessee agrees not to make any non-structural alterations of, changes in or additions to the Premises without the prior written consent of Lessor. Lessee shall be required to submit plans, specifications and a budget, as well as the name, address and license number of the general contractor performing the work, along with the application for Lessor’s consent. Lessee agrees that all non-structural alterations, changes, additions and improvements, including fixtures, made in, to or on the Premises, except unattached movable business fixtures, shall be the property of Lessor at termination of Lease and shall remain upon and be surrendered with the Premises. Should Lessor so desire, Lessee shall restore the Premises or such part or parts thereof by the end of the term of this Lease at Lessee’s sole cost and expense. Lessee agrees that if any such alterations, changes, additions or improvements are approved by Lessor, Lessee shall take all steps necessary to assure the completion of same in a good and workmanlike manner and in compliance with applicable code, and shall, at Lessee’s sole cost and expense, secure any permits or licenses which may be required by government agency. Lessee agrees that no such alterations, changes, additions or improvements will commence until seven (7) days after Lessee’s receipt of written consent of Lessor as required by this Paragraph in order that Lessor may post appropriate notices to avoid liability on account thereof. Lessee agrees to indemnify and save harmless Lessor from all liens, claims or demands arising out of any work performed, materials furnished or obligations incurred by or for Lessee upon the Premises during the entire term of this Lease, and agrees not to suffer any such lien or other lien to be created.

15.	HOLD HARMLESS:

This Lease is made upon the express condition that Lessee agrees to indemnify, keep, save and hold Lessor free and harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any injury or damage to any person or persons, including without limitation, Lessee, its invitees, servants, agents and employees, or property of any kind whatsoever and to whomsoever belonging, including, without limitation, Lessee, its invitees, servants’, agents’ and employees’, from any cause or causes whatsoever, excepting the sole negligence of Lessor, while in, upon, or in any way connected with said demised Premises or the Building or Project of which the Premises are a part, or its appurtenances, or the sidewalks or other areas adjacent thereto, during the term of this Lease or any occupancy hereunder. Lessee hereby covenants and agrees to defend, indemnify, protect and save Lessor harmless from all liability, loss, costs and obligations on account of or arising out of any such claims, injuries or losses, however occurring, excepting those that are a result of Lessor’s sole negligence.

In the event of any breach by Lessee of any of the requirements of Paragraph 11 Insurance, then Lessee’s indemnity obligations shall be extended to include any benefits to which Lessor would have been entitled under the policy or policies described in Paragraph 11 Insurance, and Lessee shall be obligated to provide Lessor with all of the benefits that would have been furnished under such policy or policies, and Lessee shall assume all of the obligations of an insurer under such policy or policies in addition to any other remedy available to Lessor, either provided in this Lease or by law.

Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise in, upon or about the Premises and for injuries to Lessee, his agents or third persons in or about the Premises from any cause arising at any time including, without limiting the generality of the foregoing, damages arising from the sole negligence of Lessor, from acts or omissions of other tenants of the Building or Project of which the Premises are a part and from failure of Lessor to make repairs.

16.	ENTRY AND INSPECTION:

Lessee agrees that Lessor and his agents may enter upon the Premises to inspect same, to submit them to a prospective purchaser, lender or lessee or to make any changes, alterations or repairs which Lessor shall consider necessary for the protection, improvement or preservation thereof, or of the Building in which the Premises are situated, or to make changes in the plumbing, wiring, meters or other equipment, fixtures or appurtenances of the Building, or to post any notice provided for by law, or otherwise to protect any and all rights of Lessor. Lessor shall provide Lessee reasonable notice of intent to enter, except in case of emergency. Lessor shall have the right to erect and maintain all necessary or proper scaffolding or other structures for the making of such changes, alterations or repairs (provided the entrance to the Premises shall not be blocked thereby and that such work shall be completed with diligence and dispatch) and there shall be no liability against Lessor for damages thereby sustained by Lessee, nor shall Lessee be entitled to any abatement of rent by reason of the exercise by Lessor of any such rights herein reserved. Nothing herein contained shall be construed to obligate Lessor to make any changes, alterations or repairs. Lessee further agrees that at any time after six (6) months prior to the termination of this Lease, Lessor may place thereon “To Let” or “To Lease” signs.

17.	EASEMENTS:

Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so in a timely manner shall constitute a material breach of this Lease.

18.	ESTOPPELS:

Lessee agrees, at any time and from time to time within seven (7) days of written request from Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications) and the dates to which rent and other charges have been paid in advance, if any, and any other matters reasonably requested by Lessor, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any present or perspective purchasers, mortgagee(s) or assignee(s) of any mortgagee of the Premises. Failure of Lessee to comply with any and all provisions of this Paragraph shall constitute a breach of the Lease.

19.	MULTIPLE TENANT BUILDING:

In the event that the Premises are a part of a larger building or group of buildings, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time, including but not limited to the management, safety, operation, care and cleanliness of the Building and grounds, the parking of the vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Project. Violation of any such rules and regulations shall be deemed a breach of this Lease by Lessee.

20.	SIGNS:

Lessee agrees not to inscribe, paint or affix any signs, advertisements, placards or awnings on the exterior or roof of the Premises or upon the entrance doors, windows, monuments, or the sidewalk on or adjacent to the Premises without the written consent of Lessor first obtained. Any signs so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have same so removed at Lessee’s expense. Lessee shall not be allowed to use the name of the Project, or words to such effect in connection with any business carried on in the Premises (except as the address of the Lessee) without the written consent of Lessor. Lessor reserves the right to change the name and title of the Project and Building at any time during the term of said Lease. Lessee hereby expressly agrees to such change at the option of Lessor and waives any and all damage occasioned thereby.

21.	ABANDONMENT:

If Lessee should abandon or surrender Premises or be dispossessed by process of law, in addition to all other remedies of Lessor, Lessor, at its option, may deem that any personal property belonging to Lessee left on the Premises is abandoned and/or Lessor may at once enter upon the Premises and remove therefrom any and all equipment, fixtures and merchandise therein and may sell same at public or private sale at such price and upon such terms as Lessor may determine, without notice to or demand upon Lessee. Out of the proceeds of such sale Lessor may reimburse itself for the expense of such taking, removal and sale and for any indebtedness of Lessee to Lessor and the surplus, if any, shall be accounted for to Lessee at Lessee’s last known address. Abandonment of the Premises shall be deemed a breach of the Lease.

22.	DESTRUCTION; RENEWAL:

A.	In the event of damage or destruction to the Premises during the term hereof which Lessor is obligated to repair by the terms of this Lease, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the laws and regulations of State, Federal, County or Municipal authorities, but such destruction shall in nowise annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made within ninety (90) days, Lessor may, at its option, make same within a reasonable time, in which event this Lease shall continue in full force and effect and the monthly rent shall be proportionately reduced as aforesaid in this Paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made within one hundred eighty (180) days, this Lease may be terminated at the option of either party. In the event that the Building of which the Premises are a part is damaged or destroyed to the extent of one-third (33.33%) or more of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

B.	Notwithstanding anything herein to the contrary, if, at any time during the term hereof, any governmental agency having jurisdiction over the Premises of Building(s) of which the Premises are a part, shall require the making of any repairs, improvements or alterations to said Building(s) or Premises, and Lessor determines to demolish said Building(s) or Premises rather than to make said repairs, improvements or alterations, or allow same to be made, Lessor, upon written notice to Lessee as soon as is practical, shall have the right to terminate this Lease. Upon the date specified in such notice, this Lease shall terminate and Lessor shall have no further liability to Lessee except that Lessor shall refund to Lessee any unearned rents and shall return the balance of security deposit after such offsets as may be provided in this Lease. In the event Lessor had heretofore given written consent to any leasehold improvements upon the Premises made and paid for by Lessee, and had agreed, in writing, as to the cost thereof, Lessor shall pay to Lessee upon such termination the unamortized portion of such cost as the number of full calendar months remaining in the original term of this Lease bears to the total number of calendar months is said original term.

23.	CONDEMNATION:

If any part of the Premises or of the Building of which same are a part (even if no part of the Premises be taken) be condemned for a public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this Lease, as to the part so taken, shall terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of rent as the value of the part remaining after condemnation bears to the value of the entire Premises at the date of condemnation. In such event Lessor shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If more than one-third (33.33%) of the Premises is taken, Lessee at Lessee’s option to be exercised in writing within ten (10) days after Lessor shall have given written notice to Lessee of such taking (or in absence of such notice, within ten (10) days after the condemning authority shall have taken possession or title), terminate this Lease as of the date the condemning authority takes such possession or title.

All compensation awarded upon such condemnation or taking shall belong and be paid to Lessor and Lessee shall have no claim thereto, and Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessee may become entitled during the term hereof by reason of the condemnation of all or part of the Premises.

24.	SALE OF PREMISES:

In the event of a sale or conveyance by Lessor of the Premises, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor. If any security be given by Lessee to secure faithful performance of Lessee’s covenants in this Lease or any rent shall have been prepaid, Lessor may transfer same as such to the purchaser of the reversion thereon and thereupon Lessor shall be discharged from any further liability in reference thereto.

25.	COSTS OF SUIT:

Lessee agrees that if Lessor is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Lessee and not because of any act or omission of Lessor, then Lessee shall hold Lessor harmless from all liability by reason thereof, including reasonable attorney’s fees incurred by Lessor in such litigation and all court costs. If legal action be brought by either party hereto for the unlawful detainer of the Premises, for the recovery of any rent due under the provisions of this Lease, or due to any breach of any term, covenant, condition or provision thereof, the party prevailing in said action (Lessor or Lessee as the case may be) shall be entitled to recover from the party not prevailing court costs and a reasonable attorney’s fee which shall be fixed by the Judge of the Court. The entry of a dismissal without prejudice shall not create a prevailing party.

If any action be instituted by Lessor to enforce any provision of this Lease and/or collect any sum due hereunder, Lessor shall recover from Lessee all costs connected with such enforcement and/or collection.

26.	SECURITY MEASURES:

Lessee hereby acknowledges that the rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor has no obligation whatsoever to provide it. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees, the Premises and any property on the Premises from acts of third parties.

27.	PERFORMANCE UNDER PROTEST:

If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

28.	ASSIGNMENT AND SUBLETTING:

a.	Lessor’s Consent Required: Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld or conditioned. Lessee shall provide Lessor with documentation including, but not limited to the sublease or assignment document, the legal name of the proposed subtenant/assignee, financial statements for the proposed subtenant/assignee, proposed use of the premises, the type of business to be conducted by proposed subtenant/assignee, and any other documentation required by Lessor to make a reasonable determination. (For the purposes of this section 28, if the combined vacancy in 52, 55, 60 and 68 Leveroni exceeds 25%, it shall be deemed unreasonable for a tenant or approved subtenant or assignee to sublet or assign the Premises at less than the adjusted Base Rent payable under this Lease.) Lessor shall respond to Lessee’s request for consent hereunder in a timely manner. Any attempted assignment, transfer, mortgage, encumbrance or subletting without Lessor’s written consent shall be void and shall constitute a breach of this Lease. In no event shall Lessee have the right to sublease beyond Lessee’s lease term.

b.	No Release of Lessee: Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person or entity shall not be deemed a waiver by Lessor of any provision hereunder. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or sub-tenant. Lessor may or may not consent to subsequent assignments or subletting of this Lease, or amendments or modifications to this Lease with assignees of Lessee, with or without notifying Lessee, or any successors of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

c.	Attorney’s Fees: In the event Lessee shall assign or sublet the Premises or request consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor’s attorney’s fees and any other costs incurred in connection therewith.

29.	CONFLICT:

Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions, where both parties have initialed such provisions.

30.	SUBORDINATION:

a.	This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease on the date of recording thereof.

b.	Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee’s failure to execute such documents within seven (7) days after written demand shall constitute a default by Lessee hereunder.

31.	SURRENDER OF LEASE:

No act or conduct of Lessor, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Lessee prior to the expiration of the term hereof, and such acceptance by Lessor of surrender by Lessee shall only flow from and must be evidenced by a written acknowledgement of acceptance of surrender by Lessor. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the Lessor, terminate all or any existing subleases, or subtenancies or may, at the option of the Lessor, operate as an assignment to it of any or all such subleases, or subtenancies.

32.	HOLDING OVER:

Should Lessee hold over the term hereby created with written consent of Lessor, Lessee shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rent payable hereunder for the prior six (6) months, and otherwise upon the covenants and conditions in this Lease contained, and shall continue to be such tenant until thirty (30) days after either party hereto serves upon the other written notice of intent to terminate such monthly tenancy. Should such termination occur on any day other than the last day of the month, any unearned prepaid rent shall be prorated based on a 30 day month and shall be credited to Lessee’s account as additional security deposit, to be disbursed according to the provisions of Paragraph 4.

33.	NOTICES:

It is agreed between the parties hereto that any notice required hereunder or by law to be served upon either of the parties shall be in writing and shall be delivered personally upon the other or sent by first class mail, postage prepaid, addressed to the addresses listed in the Basic Lease Information or such other address as may be from time to time furnished in writing by Lessor to Lessee or by Lessee to Lessor, each of the parties waiving personal or any other service than as in this Paragraph provided for. Notice by first class mail shall be deemed to be communicated the second business day from the time of mailing. Notice by any other means shall be effective upon delivery, or refusal of delivery.

34.	DEFAULTS; REMEDIES:

a.	Defaults: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

i.	The vacating or abandonment of the Premises by Lessee or assignee or sublessee as applicable.

ii.	The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due.

iii.	The failure by Lessee to observe or perform any conditions, covenants or provisions of this Lease to be observed or performed by Lessee, other than described in Section 34a(ii) above, and where such failure shall continue for a period of seven (7) days after written notice thereof from Lessor to Lessee provided, however, that if the nature of Lessee’s default is such that more than seven (7) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said seven (7) day period and thereafter diligently prosecutes such cure to completion.

iv.	The making by Lessee of any general arrangement or assignment for the benefit of creditors;

v.	The appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or

vi.	The attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease where such seizure is not discharged within thirty (30) days. Provided, however, in the event that any provision in this Paragraph is contrary to any applicable law, such provision shall be of no force or effect.

vii.	The discovery by Lessor that any financial information given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligation hereunder, and any of them, was materially false.

b.	Remedies: In the event of any such default or breach by Lessee, Lessor may at any time thereafter, by written notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

i.	Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises, attorney’s fees, any real estate commission actually paid, the balance remaining of unamortized tenant improvements, if any, the worth at the time of award by the court having jurisdiction thereof of the unpaid rent which had been earned at the time of termination; the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

ii.	Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder.

iii.	Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

c.	Default by Lessor: Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligations provided, however, that if the nature of Lessor’s obligations is such that more than sixty (60) days are required for performance then Lessor shall not be in default if Lessor commences performance within such sixty (60) day period and thereafter diligently pursues the same to completion.

d.	Late Charges: Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and/or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by terms of any mortgage or trust deed covering the premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor (or Lessor’s designee, if applicable) within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount, plus accrued interest at the maximum amount allowable by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or other sum, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 8 or any other provision of this Lease to the contrary.

e.

Impounds: In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other sum due hereunder, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, due on the first (1st) day of each month, as estimated by Lessor for the real property tax, insurance and operating expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such taxes, premiums and expenses. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such taxes, premiums and expenses as the same shall become due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums as necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from the funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of taxes, premiums and/or expenses.

35.	CUMULATIVE REMEDIES; NON-WAIVER:

The receipt by Lessor of any rent or payment with or without knowledge of the breach of any covenant hereof shall not be deemed a waiver of any such breach and no waiver by Lessor of any sum due hereunder or any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor. No delay or omission in the exercise of any right or remedy accruing to Lessor upon any breach by Lessee under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or hereafter occurring. The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Lessor either hereunder or by law shall be cumulative and not alternative and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

36.	ADDITIONAL RENT:

Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent. All amounts due Lessor are payable in lawful money of the United States of America. Any amount due to Lessor, if not paid when due, shall bear interest from the date due until paid at the maximum amount allowable by law. Payment of interest shall not excuse or cure any default hereunder by Lessee.

37.	INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS:

This Lease contains all agreements of the parties hereto with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of any said persons has made any oral or written warranties or representations relative to the condition or use by Lessee of the Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically state in this Lease.

38.	COMPLIANCE WITH APPLICABLE LAWS:

Lessee shall use the Premises in accordance with all applicable laws and government regulations. If any law or government regulation (such as, but not limited to, the Americans With Disabilities Act of 1990) should require renovation or alteration of the Premises, Lessee shall be responsible for such alteration or renovation and shall pay all costs and expenses required to alter or renovate the Premises to conform to any such law or governmental regulation. If any law or governmental regulation (such as, but not limited to, the Americans With Disabilities Act of 1990) should require the renovation or alteration of the Common Area(s), Lessor shall be responsible for such renovation or alteration and shall pay all costs and expenses required to alter or renovate the Common Area(s) to conform to any such law or governmental regulation. All such costs and expenses required to alter or renovate the Common Area(s) to conform to any such law or governmental regulation shall be included in the Operating Expenses as provided in Paragraph 9 of this Lease. Lessee shall indemnify and defend Lessor against any loss suffered or liability incurred by Lessor, and all actions, suits, damages or claims brought against Lessor as a result of Lessee’s failure to use the Premises in accordance with any such law or governmental regulation.

39.	ENVIRONMENTAL MATTERS:

A.

(i) The term “Hazardous Materials” as used herein shall mean any petroleum products, asbestos, polychlorinated biphenyls, P.C.B.’s, chemicals, compounds, materials, mixtures or substances that are now or hereinafter defined, listed in or otherwise classified as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant”, or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local environmental law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same (“Hazardous Materials Laws”).

(ii) Lessee shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Project without giving prior written notice to Lessor and obtaining Lessor’s prior written consent, which consent Lessor may withhold in its sole discretion. Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required in connection with Lessee’s generation, use, storage, disposal and transportation of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials laws, Lessee shall cause any and all Hazardous Materials to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Regardless whether permitted under the Hazardous Materials laws, Lessee shall not maintain in, on, under or about the Premises, the Building or the Project any above or below ground storage tanks, clarifiers or sumps nor shall any wells for the monitoring of ground water, soils or subsoils be allowed.

(iii) Lessee shall immediately notify Lessor in writing of any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials law; any claim made or threatened by any person or entity against Lessee or the Premises, Building and/or Project relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; any reports, information, inquiries or demands made, ordered or received by or on behalf of Lessee which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building or the Project, including, without limitation, any complaints, notices, warnings, asserted violations, or mandatory or voluntary informational filings with any governmental agency in connection therewith, and immediately supply Lessor with copies thereof.

B.	Lessee shall indemnify, defend (by counsel reasonably acceptable to Lessor), protect, and hold Lessor, and each of Lessor’s partners, officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including attorney fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by Lessee’s use, analysis, generation, manufacture, storage, release, disposal or transportation of Hazardous Materials by Lessee, Lessee’s agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building or the Project or Lessee’s failure to comply with any Hazardous Materials law. Lessee’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building or the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

C.	Lessor shall have the right to enter the Premises during regular business hours upon reasonable prior notice at all times for the purposes of ascertaining compliance by Lessee with all applicable Hazardous Materials laws, provided, however, that in the instance of an emergency Lessor’s entry onto the Premises shall not be restricted to regular business hours nor shall notice be required.

D.	Lessor shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials by Lessee, Lessee’s employees, agents, contractors or invitees on the Premises, Building or Project or in violation of law or in deviation from prescribed procedures in Lessee’s use or storage of Hazardous Materials. If Lessee fails to comply with any of the provisions under this entire Paragraph 39, Lessor shall have the right, but not the obligation, to remove or otherwise cleanup any Hazardous Materials from the Premises, the Building or the Project. In such case, the costs of any Hazardous Materials investigation, removal or other cleanup (including, without limitation, transportation, storage, disposal, attorney fees and costs) will be deemed additional rent due under this Lease, whether or not a court has ordered the cleanup, and will become due and payable on demand by Lessor.

E.	Lessor shall indemnify, protect, and hold Lessee free and harmless from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including reasonable attorney fees) or death or injury to any person or damage to any property whatsoever arising from or caused by any Hazardous Materials existing on, under, in or about the Project or any portion thereof (including, without limitation, the Building and the Premises) on or prior to the Commencement Date. Lessor’s obligations hereunder shall include, without limitation, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building or the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.

40.	MISCELLANEOUS:

a.	Lessee and Lessee’s Guarantor, if any, agree to deliver to Lessor, within thirty (30) days from written request therefore (but not more frequently than once each calendar year) complete financial statements prepared and certified by a Public Accountant or Certified Public Accountant showing the true and accurate net worth of Lessee and said Guarantor, if any, as of the close of Lessee’s and said Guarantor’s most recent accounting period.

b.	In case there is more than one Lessee, the obligations of Lessee executing this Lease shall be joint and several. The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular. The covenants and agreements contained herein shall be binding upon and enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns, subject to the restrictions herein imposed on assignment by Lessee.

c.	Time is of the essence of this Lease and each and every covenant, condition and provision herein contained.

d.	The paragraph headings are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this agreement or any provision thereof or in any way affect this agreement.

e.	In the event there is a Guarantor of this Lease, said Guarantor shall have the same obligations as Lessee under this Lease.

41.	PARKING:

Lessee shall be entitled to up to three (3) unassigned and undesignated onsite parking spaces per one thousand (1,000) square feet of office space, and one (1) unassigned and undesignated space per fifteen hundred (1,500) square feet of warehouse space covered by this Lease.

42.	ADDENDA:

Attached hereto is an addendum or addenda as indicated on the Basic Lease Information which constitute(s) a part of this Lease: Sections 44 through 52.

43.	ENTIRE AGREEMENT:

Except as noted in Section 42 above, this Lease includes the entire agreement between the parties and may neither be added to nor amended without the signature of all parties.

IN WITNESS WHEREOF, the parties hereto have subscribed their names, and if corporations, executed this Lease by officers thereunto duly authorized by resolution of said corporations, in duplicate, the day and year stated below.

Lessee

/s/ Emil Kakkis
By:
Ultragenyx Pharmaceutical, Inc.

CEO	7/1/2011

Title	Date

By:
Ultragenyx Pharmaceutical, Inc.

Title	Date

Lessor

/s/ J. Wang	7/5/2011

By: J. Wang, V.P.	Date
Condiotti Enterprises, Inc.